Exhibit 2.2

THIS AMENDMENT NO. 1 TO THE TRANSACTION AGREEMENT, dated as of June 22, 2012 (this “Amendment”), is entered into by and among Cooper Industries plc, a company incorporated in Ireland (“Cooper”), Eaton Corporation, an Ohio corporation (“Eaton”), Eaton Corporation Limited (formerly known as Abeiron Limited), a company incorporated in Ireland (“Holdco”), Abeiron II Limited (formerly known as Comdell Limited), a company incorporated in Ireland (“IrSub”), Turlock B.V., a company incorporated in the Netherlands (“EHC”), Turlock Corporation, an Ohio corporation ( “MergerSub”, and together with Cooper, Eaton, Holdco, IrSub and EHC, the “Original Parties”) and Eaton Inc., an Ohio corporation (“U.S. Holdco”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Transaction Agreement, dated as of May 21, 2012, by and among the Original Parties (the “Transaction Agreement”).

WHEREAS, the Original Parties have entered into the Transaction Agreement; and

WHEREAS, each of the Original Parties desires to amend and supplement the Transaction Agreement in certain respects as described in this Amendment, including by adding U.S. Holdco as a party thereto, and U.S. Holdco desires to become a party to the Transaction Agreement (as amended by this Amendment).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment of the Preamble. The Preamble of the Transaction Agreement is hereby amended and supplemented by the insertion of the following paragraph between the paragraph beginning “TURLOCK B.V.” and the paragraph beginning “TURLOCK CORPORATION”:

EATON INC.

a company incorporated in Ohio

(hereinafter called “U.S. Holdco”),

2. Amendments of Clause 1.1.

(a) The parties hereto acknowledge and agree that the contents of Parts A and B of Appendix III to the Rule 2.5 Announcement shall, from and after the date of this Amendment, be deemed to be replaced with the contents of Annex B to the Joint Proxy Statement. Accordingly, the definition of the term “Conditions” in the Transaction Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

“Conditions”, the conditions to the Scheme and the Acquisition set out in paragraphs 1, 2, 3, 4 and 5 of Annex B to the Joint Proxy Statement, and “Condition” means any one of the Conditions;

(b) The definition of the term “Eaton Merger Parties” in the Transaction Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

“Eaton Merger Parties”, collectively Holdco, EHC, IrSub, U.S. Holdco and MergerSub;

(c) The definition of the term “Eaton Parties” in the Transaction Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

“Eaton Parties”, collectively, Eaton, Holdco, EHC, IrSub, U.S. Holdco and MergerSub;

(d) Clause 1.1 of the Transaction Agreement is hereby amended and supplemented by the insertion in alphabetical order of the definitions of the terms “MOP” and “U.S. Holdco” to read as follows:

“MOP”, shall have the meaning given to that term in Exhibit 8.1(b)(ii).

“U.S. Holdco”, shall have the meaning given to that term in the Preamble;

3. Amendment of Clause 5.1. Clause 5.1(b)(v) of the Transaction Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

(v) shall not, and shall not permit any of its Subsidiaries to, authorise or announce an intention to authorise, or enter into agreements with respect to, any acquisitions of an equity interest in or a substantial portion of the assets of any person or any business or division thereof, or any mergers, consolidations or business combinations, except in respect of any acquisitions by Cooper or any of its wholly owned Subsidiaries of an equity interest in or a substantial portion of the assets of any wholly owned Subsidiary of Cooper or any business or division thereof or any mergers, consolidations or business combinations among Cooper and its wholly owned Subsidiaries or among Cooper’s wholly owned Subsidiaries (unless such transaction would be reasonably expected to have material adverse tax consequences with respect to the transactions contemplated by this Agreement), or pursuant to existing contracts set forth in Clause 5.1(b)(v) of the Cooper Disclosure Schedule;

4. Amendment of Clause 6.2. Clause 6.2(a)(ii)(B) of the Transaction Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

(B) As of May 21, 2012, the authorised share capital of Holdco consists of 750,000,000 ordinary shares, par value $0.01 per share, and 40,000 deferred ordinary shares, par value €1.00 per share, of which 100 ordinary shares, par value $0.01 per share, are currently issued. All of the issued shares in Holdco have been validly issued, are fully paid and nonassessable and, except as contemplated by Exhibit 8.1(b)(ii), are owned directly by Matsack Nominees Limited (95 shares) and Matsack Trust Limited, Matsack UK Limited, Matsack Nominees UK Limited, George Brady and Pat English (1 share each), free and clear of any Lien. As of the date of the sanction by the High Court of the Scheme, the authorised share capital of Holdco will consist of (i) 750,000,000 ordinary

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shares, par value $0.01 per share, (ii) 40,000 deferred ordinary shares, par value €1.00 per share, (iii) 100,000,000 preferred shares, par value $0.01 per share, and (iv) 10,000 A preferred shares, par value $1.00 per share. The authorised share capital of IrSub consists of 100,000,000 ordinary shares, par value $0.01 per share, of which 100 ordinary shares are currently issued. All of the issued shares in IrSub have been validly issued, are fully paid and nonassessable and are owned directly by Holdco free and clear of any Lien. The authorised share capital of EHC consists of 900 ordinary shares, par value €100.00 per share, of which 180 ordinary shares are currently issued. All of the issued shares in EHC have been validly issued, are fully paid and nonassessable and are owned directly by IrSub free and clear of any Lien. The authorised capital stock of U.S. Holdco consists of 10,000 common shares, with no par value, of which 1,000 common shares are currently issued. All of the issued shares in U.S. Holdco have been validly issued, are fully paid and nonassessable and are owned directly by EHC free and clear of any Lien. The authorised capital stock of MergerSub consists of 10,000 common shares, with no par value, of which 1,000 common shares are currently issued. All of the issued shares in MergerSub have been validly issued, are fully paid and nonassessable and are owned directly by U.S. Holdco free and clear of any Lien. All of the Share Consideration, when issued pursuant to the Acquisition and the Merger and this Agreement and delivered pursuant hereto will, at such time, be duly authorised, validly issued, fully paid and non-assessable and free of all Liens and pre-emptive rights.

5. Amendment of Clause 8.1.

(a) Clause 8.1(b)(ii) of the Transaction Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

(ii) Eaton shall procure the consummation of the steps set out in paragraphs 1 through 9 set forth on Exhibit 8.1(b)(ii) in accordance therewith.

(b) Clauses 8.1(d)(ii) and 8.1(d)(iii) of the Transaction Agreement are hereby amended, supplemented and restated in its entirety to read as follows:

(ii) Exchange Procedures. As soon as reasonably practicable after the Effective Time, and in any event within four (4) Business Days after the Effective Time, Holdco shall cause the Exchange Agent to mail to each holder of record of a Cooper Share, entitled to receive the Scheme Consideration pursuant to Clause 8.1(c)(i), a letter of transmittal and instructions for use in receiving payment of the Scheme Consideration. Each holder of record of such Cooper Shares shall be entitled to receive, within fourteen (14) days of the Effective Time: (a) a check in an amount of U.S. dollars (after giving effect to any required withholdings pursuant to Clause 8.1(d)(v)) equal to the aggregate Cash Consideration payable to such holder in respect thereof pursuant to Clause 8.1(c)(i)(A) and the amount of any cash payable in lieu of any Fractional Entitlements that such holder has the right to receive pursuant to Clause 8.1(c)(i)(B) and (b) that number of Holdco Shares into which such holder’s Cooper Shares were converted pursuant to Clause 8.1(c)(i)(B). No interest shall be paid or shall accrue for the benefit of holders of the Cooper Shares on the Scheme Consideration payable in respect of the Cooper Shares.

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(iii) [Reserved]

6. Amendment of Clause 8.2.

(a) The last sentence of Clause 8.2(a) of the Transaction Agreement is hereby amended and revised by replacing the term “EHC” with the defined term “U.S. Holdco.”

(b) The first sentence of Clause 8.2(f)(i) of the Transaction Agreement is hereby amended and revised by replacing the phrase “EHC or MergerSub, as applicable” with the defined term “U.S. Holdco.”

(c) Clause 8.2(f)(ii) of the Transaction Agreement is hereby amended and revised by replacing the term “EHC” with the defined term “U.S. Holdco.”

(d) The first sentence of Clause 8.2(g)(i) of the Transaction Agreement is hereby amended and revised by replacing the phrase “EHC and MergerSub” with the defined term “U.S. Holdco.”

(e) Clause 8.2(g)(viii) of the Transaction Agreement is hereby amended and revised by replacing the phrase “EHC, MergerSub” wherever such phrase appears with the defined term “U.S. Holdco.”

7. Amendment of Exhibit 8.1(b)(ii). Exhibit 8.1(b)(ii) to the Transaction Agreement hereby is replaced in its entirety with Annex 1 attached hereto.

8. Amendment of Cooper Disclosure Schedule. The Cooper Disclosure Schedule is hereby amended and revised as set forth in Annex 2 attached hereto.

9. Representations and Warranties.

(a) Cooper represents and warrants to Eaton as follows: Cooper has all requisite corporate power and authority to enter into this Amendment and to consummate the transactions contem-plated hereby. The execution and delivery of this Amendment and the consummation of the transactions contemplated hereby have been duly and validly authorised by the Cooper Board and no other corporate proceedings on the part of Cooper are necessary to authorise the con-summation of the transactions contemplated hereby. This Amendment has been duly and validly executed and delivered by Cooper and, assuming this Amendment constitutes the valid and binding agreement of the Eaton Parties, constitutes the valid and binding agreement of Cooper, enforceable against Cooper in accordance with its terms. The execution and delivery by Cooper of this Amendment do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not conflict with or result in any violation of any pro-vision of the Organisational Documents of Cooper or any of Cooper’s Significant Subsidiaries.

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(b) Eaton and Holdco jointly and severally represent and warrant to Cooper as follows: Eaton and each Eaton Merger Party has all requisite corporate power and authority to enter into this Amendment and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment and the consummation of the transactions contemplated hereby have been duly and validly authorised by the Eaton Board and the board of directors of each Eaton Merger Party and no other corporate proceedings on the part of Eaton or any Eaton Merger Party are necessary to authorise the consummation of the transactions contemplated hereby. This Amendment has been duly and validly executed and delivered by Eaton and each Eaton Merger Party and, assuming this Amendment constitutes the valid and binding agreement of Cooper, constitutes the valid and binding agreement of Eaton and each Eaton Merger Party, enforceable against Eaton and each Eaton Merger Party in accordance with its terms. The execution and de-livery by Eaton and each Eaton Merger Party of this Amendment do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not con-flict with or result in any violation of any provision of the Organisational Documents of Eaton or any of Eaton’s Significant Subsidiaries or the Eaton Merger Parties.

10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of Ireland; provided, however, that the Merger and matters related thereto shall, to the extent required by the Laws of the State of Ohio, be governed by, and construed in accordance with, the Laws of the State of Ohio.

11. Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Amendment. Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

12. Effect on the Transaction Agreement. Except as expressly set forth herein, this Amendment shall not modify or in any way affect any of the provisions of the Transaction Agreement, which shall remain in full force and effect. From and after the date hereof, all references to the term “Agreement” in the Transaction Agreement shall be deemed to refer to the Transaction Agreement, as amended hereby.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

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IN WITNESS whereof the Parties have entered into this Amendment on the date specified above.

GIVEN under the common seal

of COOPER INDUSTRIES PLC

/s/ Kirk S. Hachigian
Signature

Kirk S. Hachigian
Print Name
Title: Director

/s/ Terrance V. Helz
Signature

Terrance V. Helz
Print Name
Title: Secretary

[Signature Page to Amendment No. 1 to the Transaction Agreement]

IN WITNESS whereof the Parties have entered into this Amendment on the date specified above.

SIGNED for and on behalf of

EATON CORPORATION by its

authorised signatory:

/s/ Mark M. McGuire
Signature

Mark M. McGuire
Print Name
Title: Executive Vice President and General Counsel

/s/ Thomas E. Moran
Signature

Thomas E. Moran
Print Name
Title: Senior Vice President and Secretary

SIGNED for and on behalf of

TURLOCK CORPORATION by its

authorised signatory:

/s/ Thomas E. Moran
Signature

Thomas E. Moran
Print Name
Title: Secretary

SIGNED for and on behalf of

EATON INC. by its

authorised signatory:

/s/ Mark M. McGuire
Signature

Mark M. McGuire
Print Name
Title: General Counsel

[Signature Page to Amendment No. 1 to the Transaction Agreement]

IN WITNESS whereof the Parties have entered into this Amendment on the date specified above.

SIGNED for and on behalf of

TURLOCK B.V. by its

authorised signatory:

/s/ Mark M. McGuire
Signature

Mark M. McGuire
Print Name
Title: Director

/s/ Intertrust (Netherlands) B.V.
Signature

Maron Meyer
Print Name
Title: Proxy Holder

/s/ Intertrust (Netherlands) B.V.
Signature

N.J.J.M. Wolthuise-Geeraedts
Print Name
Title: Proxy Holder

[Signature Page to Amendment No. 1 to the Transaction Agreement]

IN WITNESS whereof the Parties have entered into this Amendment on the date specified above.

SIGNED and DELIVERED AS A

DEED by:

/s/ Thomas E. Moran
as duly authorised attorney of
EATON CORPORATION LIMITED in the
presence of:

/s/ Mary E. Huber	/s/ Thomas E. Moran
(Witness’ Signature)	Attorney Signature

Superior Ave., Cleveland, OH USA	Thomas E. Moran
(Witness’ Address)	Print Name

Lawyer
(Witness’ Occupation

[Signature Page to Amendment No. 1 to the Transaction Agreement]

IN WITNESS whereof the Parties have entered into this Amendment on the date specified above.

SIGNED and DELIVERED AS A

DEED by:

/s/ Thomas E. Moran
as duly authorised attorney of
ABEIRON II LIMITED in the
presence of:

/s/ Mary E. Huber	/s/ Thomas E. Moran
(Witness’ Signature)	Attorney Signature

Superior Ave., Cleveland, OH USA	Thomas E. Moran
(Witness’ Address)	Print Name

Lawyer
(Witness’ Occupation

[Signature Page to Amendment No. 1 to the Transaction Agreement]

Annex 1

EXHIBIT 8.1(b)(ii)

All defined terms used herein shall have the meaning assigned to them in the Agreement.

The steps:

1.	IrSub creates a new class of A ordinary shares, allots one A ordinary share to a Person owned outside each of the Eaton Group and Eaton Merger Parties, converts its issued ordinary shares into preference shares and adopts a new memorandum and articles of association.

2.	IrSub allots and issues preference shares of US$0.01 each in IrSub to Holdco in exchange for the allotment and issue to IrSub of Holdco Shares.

3.	IrSub contributes all of the Holdco Shares held by it pursuant to Step 2 to EHC.

4.	EHC contributes all of the Holdco Shares held by it pursuant to Step 3 to U.S. Holdco.

5.	Holdco enters into a services agreement with Matheson Ormsby Prentice Solicitors or a company wholly owned by Matheson Ormsby Prentice Solicitors (in either case, “MOP”), pursuant to which Holdco issues A preferred shares (which will be non-voting) to MOP for services to be rendered, and MOP performs such services.

6.	The shareholders in Holdco pass a special resolution, in accordance with section 9 of the Companies (Amendment) Act 1983, to re-register as a public limited company, and Holdco applies to the Registrar of Companies for that purpose.

7.	Holdco is re-registered as a public limited company and the registrar issues to Holdco a certificate of incorporation as a public limited company in accordance with section 9 (6) of the Companies (Amendment) Act 1983.

8.	MergerSub borrows US$6.75 billion and lends US$6.3 billion to U.S. Holdco.

9.	U.S. Holdco subscribes for US$6.3 billion of Holdco Shares.

Annex 2

1.	Item 16 of Clause 5.1 of the Cooper Disclosure Schedule is hereby amended and revised by (i) replacing the phrase “up to fifty employees” with the phrase “up to eighty employees” and (ii) adding the words “the aggregate amount of such Retention Awards shall not exceed $3 million and that” immediately following the phrase “provided, however, that”.

2.	Item 25 of Clause 5.1 of the Cooper Disclosure Schedule is hereby amended and revised to add the following sentence immediately after the end of the first sentence:

In addition, Cooper or any of its Affiliates may acquire each of the target companies internally captioned as “Project Singh” and “Project Edgar”, provided that the aggregate purchase price for such acquisitions does not exceed $76 million.